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                       AMENDMENT TO MANAGEMENT AGREEMENT

                 WHEREAS, MainStay Management, Inc. ("MainStay Management") is a party to a Management Agreement dated October 27, 1997 (the "Agreement") with The MainStay Funds (the "Trust") on behalf of each of the Series of the Trust listed on Schedule A of the Agreement;

                 WHEREAS, MainStay Management has converted from a corporation to a limited liability company under Delaware law;

                 WHEREAS, the Board of Trustees of The MainStay Funds at its meeting on September 13, 1999 approved an amendment to the Agreement to reflect the conversion of MainStay Management to a limited liability company; and

                 NOW THEREFORE, the parties hereby agree as follows:

                 Effective as of October 1, 1999, the Agreement is hereby amended to delete each reference to MainStay Management, Inc. in its entirety and replace it with MainStay Management LLC.

                 IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed by their duly authorized officers and attested as of the 1st day of October, 1999.


                                     The MainStay Funds



                                     By:
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 Attest



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                                     MainStay Management LLC



                                     By:
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 Attest



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